Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-1 of Noble Finance Company of our report dated 20 December 2021 relating to the financial statements of The Drilling Company of 1972 A/S, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark

22 December 2021